Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

RESULTS FOR FISCAL 2012 SECOND QUARTER

NEW YORK, N.Y., February 8, 2012 – The Madison Square Garden Company (NASDAQ: MSG) today reported financial results for the fiscal second quarter ended December 31, 2011.

Fiscal 2012 second quarter results include the impact of the NBA work stoppage, which delayed the start of the regular season by approximately two months to December 25, 2011 and which has resulted in a shortened 66-game regular season. As a result of the delayed start to the NBA season, the New York Knicks only played a combined 6 preseason and regular season games in the fiscal 2012 second quarter versus a combined 40 preseason and regular season games in the prior year period.

Fiscal 2012 second quarter revenues of $373.0 million decreased 13.8%, as compared to the prior year period, primarily reflecting a decrease in revenues in the MSG Sports segment, due to the NBA work stoppage, and, to a lesser extent, a decrease in revenues in the MSG Entertainment segment.

Fiscal 2012 second quarter adjusted operating cash flow (“AOCF”)(1) of $79.1 million increased 13.8%, as compared to the prior year period, primarily reflecting AOCF increases in the MSG Entertainment and MSG Media segments, offset by an AOCF decrease in the MSG Sports segment, due to the NBA work stoppage. Operating income of $48.0 million decreased 8.6% and net income of $25.6 million ($0.33 per diluted share) decreased 21.7%, both as compared to the prior year period.

President and CEO Hank Ratner said: “We are pleased with our second quarter financial results, as we generated double-digit AOCF growth while managing our business through the delayed start to the NBA season. Our solid overall results are a reflection of the breadth and strength of our assets and brands across all three of our business segments. In particular, our MSG Entertainment segment was a strong performer for the second quarter, driven by our recent initiatives with respect to the Radio City Christmas Spectacular franchise. Looking ahead, we remain confident in our Company’s long-term growth opportunities due to our unique and valuable content, as well as our expectations for meaningful incremental revenues and AOCF from the Arena Transformation project.”

Results from Operations

Segment results for the quarters ended December 31, 2011 and 2010 are as follows:

	Revenue			AOCF			Operating Income (Loss)
$ millions	Q2 2012	Q2 2011	% Change	Q2 2012	Q2 2011	% Change	Q2 2012	Q2 2011	% Change
MSG Media	$142.4	$144.1	(1.2)%	$63.6	$51.7	22.9%	$53.1	$46.7	13.9%
MSG Entertainment	151.2	177.5	(14.8)%	37.2	18.1	104.8%	33.0	14.5	127.6%
MSG Sports	88.6	128.7	(31.2)%	(19.9)	3.2	NM	(24.2)	(0.6)	NM
Other (including eliminations)	(9.2)	(17.7)	47.7%	(1.7)	(3.5)	52.5%	(13.9)	(8.1)	(72.1)%

Total Company	$373.0	$432.7	(13.8)%	$79.1	$69.6	13.8%	$48.0	$52.4	(8.6)%

Note: Does not foot due to rounding

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

MSG Media

For the fiscal second quarter, MSG Media revenues of $142.4 million decreased 1.2%, as compared to the prior year period. Affiliate fee revenue increased $4.0 million, as compared to the prior year period, primarily attributable to higher affiliation rates, with the overall increase offset by the impact of a contractual adjustment and the previously disclosed expiration of an affiliation agreement. Advertising revenue decreased $5.7 million, as compared to the prior year quarter, primarily attributable to a lower number of NBA games telecast on MSG Networks due to the work stoppage. AOCF of $63.6 million increased 22.9% and operating income of $53.1 million increased 13.9%, both as compared to the prior year period. The increase in AOCF and operating income primarily reflects lower direct operating expenses, partially offset by the decrease in revenues.

MSG Entertainment

For the fiscal second quarter, MSG Entertainment revenues of $151.2 million decreased 14.8%, as compared to the prior year period, primarily due to the lower number of scheduled performances of the Radio City Christmas Spectacular production outside of the New York market and the absence of the Wintuk production, which concluded its planned four-year run during the 2010 holiday season. The overall decrease was partially offset by increased revenues for the Christmas Spectacular production at Radio City Music Hall and higher event-related revenues at the Theater at Madison Square Garden (excluding Wintuk) and the Beacon Theatre. AOCF of $37.2 million increased 104.8% and operating income of $33.0 million increased 127.6%, both as compared to the prior year quarter, primarily due to improved results for the Radio City Christmas Spectacular franchise, higher event-related results at the Beacon Theatre and the Theater at Madison Square Garden (excluding Wintuk), and lower selling, general and administrative expenses.

MSG Sports

For the fiscal second quarter, MSG Sports revenues of $88.6 million decreased 31.2%, as compared to the prior year period, due to the NBA work stoppage, which impacted nearly all components of MSG Sports revenues. The overall decrease in revenues included lower professional sports team pre/regular season ticket related revenue, broadcast rights fees, league distributions, food, beverage and merchandise sales, and sponsorship and signage revenue, partially offset by higher event-related revenues from other live sporting events. AOCF decreased by $23.1 million to a loss of $19.9 million and operating loss increased by $23.6 million to a loss of $24.2 million, both as compared to the prior year quarter, primarily reflecting the decrease in revenues, partially offset by lower direct operating and selling, general and administrative expenses, mainly due to the NBA work stoppage. The overall decrease in direct operating expenses was partially offset by a $7.5 million increase in provisions for certain team personnel transactions.

About The Madison Square Garden Company

The Madison Square Garden Company is a fully-integrated sports, media and entertainment business. The Company is comprised of three business segments: MSG Sports, MSG Media and MSG Entertainment, which are strategically aligned to work together to drive the Company’s overall business, which is built on a foundation of iconic venues and compelling content that the company creates, produces, presents and/or distributes through its programming networks and other media assets. MSG Sports consists of owning and operating sports franchises, including the New York Knicks (NBA), the New York Rangers (NHL), the New York Liberty (WNBA), and the Connecticut Whale (AHL). MSG Sports also features the presentation of a wide variety of live sporting events including professional boxing, college basketball, track and field and tennis. MSG Media is a leader in production and content development for multiple distribution platforms, including content originating from MSG’s venues. MSG Media consists of the MSG Networks (MSG, MSG Plus, MSG HD and MSG Plus HD) regional sports networks and the Fuse Networks (Fuse and Fuse HD), a national television network dedicated to music. MSG Entertainment is one of the country’s leaders in live entertainment. MSG Entertainment creates, produces and/or presents a variety of live productions, including the Radio City Christmas Spectacular featuring the Radio City Rockettes. MSG Entertainment also presents or hosts other live entertainment events such as concerts, family shows and special events in MSG’s diverse collection of venues. These venues include Madison Square Garden, Radio City Music Hall, the Theater at Madison Square Garden, the Beacon Theatre, the Chicago Theatre and the Wang Theatre. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, and 3) restructuring charges or credits. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to either the distortive effects of fluctuating stock prices or the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 4 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:
Barry Watkins Executive Vice President Communications The Madison Square Garden Company (212) 465-5920	Alysia Lew Vice President Communications The Madison Square Garden Company (212) 465-5925	Ari Danes, CFA Vice President Investor Relations The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 43451709

Conference call replay number is 855-859-2056 / Conference ID Number 43451709 until February 15, 2012

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA AND RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010

Revenues	$373,007	$432,674	$550,646	$623,504

Adjusted operating cash flow	$79,147	$69,560	$125,223	$111,819
Share-based compensation expense	(7,097)	(2,972)	(10,446)	(5,474)

Operating income before depreciation and amortization	72,050	66,588	114,777	106,345
Depreciation and amortization (incl. impairments)	(24,094)	(14,148)	(40,458)	(27,647)

Operating income	47,956	52,440	74,319	78,698
Other income (expense):
Interest expense, net	(1,311)	(1,129)	(2,513)	(2,351)
Miscellaneous	—	874	—	1,924

Income from operations before income taxes	46,645	52,185	71,806	78,271
Income tax expense	(21,026)	(19,463)	(24,899)	(26,285)

Net income	$25,619	$32,722	$46,907	$51,986

Basic earnings per common share	$0.34	$0.44	$0.63	$0.70

Diluted earnings per common share	$0.33	$0.42	$0.61	$0.68

Basic weighted-average number of common shares outstanding	74,632	74,033	74,573	74,021
Diluted weighted-average number of common shares outstanding	77,379	77,043	77,283	76,927

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO

OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating cash flow as described in this earnings release:

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

•

Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock, restricted stock units, stock options and stock appreciation rights granted under our employee stock plans and non-employee director plans in all periods.

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended December 31,
	2011	2010	% Change

MSG Media	$142,408	$144,105	(1.2)%
MSG Entertainment	151,224	177,530	(14.8)%
MSG Sports	88,622	128,732	(31.2)%
Inter-segment eliminations	(9,247)	(17,693)	47.7%

Total Madison Square Garden Company	$373,007	$432,674	(13.8)%

	Six Months Ended December 31,
	2011	2010	% Change

MSG Media	$281,038	$277,539	1.3%
MSG Entertainment	178,826	215,714	(17.1)%
MSG Sports	117,436	165,637	(29.1)%
Inter-segment eliminations	(26,654)	(35,386)	24.7%

Total Madison Square Garden Company	$550,646	$623,504	(11.7)%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended December 31,		%	Three Months Ended December 31,		%
	2011	2010	Change	2011	2010	Change

MSG Media	$63,555	$51,709	22.9%	$53,128	$46,653	13.9%
MSG Entertainment	37,173	18,148	104.8%	32,984	14,493	127.6%
MSG Sports	(19,920)	3,198	—	(24,208)	(602)	—
All other	(1,661)	(3,495)	52.5%	(13,948)	(8,104)	(72.1)%

Total Madison Square Garden Company	$79,147	$69,560	13.8%	$47,956	$52,440	(8.6)%

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Six Months Ended December 31,		%	Six Months Ended December 31,		%
	2011	2010	Change	2011	2010	Change

MSG Media	$127,371	$107,375	18.6%	$110,292	$96,935	13.8%
MSG Entertainment	23,381	7,218	223.9%	15,771	557	—
MSG Sports	(20,383)	4,757	—	(28,330)	(2,305)	—
All other	(5,146)	(7,531)	31.7%	(23,414)	(16,489)	(42.0)%

Total Madison Square Garden Company	$125,223	$111,819	12.0%	$74,319	$78,698	(5.6)%

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2011	June 30, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$221,418	$304,876
Restricted cash	10,412	8,051
Accounts receivable, net of allowance for doubtful accounts of $2,424 and $2,292	136,480	118,013
Net related party receivables	26,287	22,587
Prepaid expenses	41,323	34,512
Other current assets	26,925	21,379

Total current assets	462,845	509,418
Property and equipment, net of accumulated depreciation and amortization of $434,859 and $407,190	883,737	607,792
Other assets	144,716	140,664
Amortizable intangible assets, net of accumulated amortization of $128,411 and $122,093	110,097	121,794
Indefinite-lived intangible assets	158,096	158,096
Goodwill	742,492	742,492

	$2,501,983	$2,280,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$39,822	$31,769
Net related party payables	294	—
Accrued liabilities:
Employee related costs	63,063	55,007
Other accrued liabilities	239,582	167,784
Deferred revenue	232,125	156,047

Total current liabilities	574,886	410,607

Defined benefit and other postretirement obligations	48,749	52,865
Other employee related costs	43,613	39,700
Other liabilities	60,575	53,995
Deferred tax liability	515,852	517,204

Total liabilities	1,243,675	1,074,371

Commitments and contingencies
Stockholders’ Equity:
Class A Common stock, par value $0.01, 360,000 shares authorized; 62,207 and 62,094 shares outstanding.	627	625
Class B Common stock, par value $0.01, 90,000 shares authorized; 13,589 shares outstanding	136	136
Preferred stock, par value $0.01, 45,000 shares authorized; none outstanding	—	—
Additional paid-in capital	1,054,389	1,041,769
Treasury stock, at cost, 581 and 500 shares	(10,813)	(10,279)
Retained earnings	235,774	188,867
Accumulated other comprehensive loss	(21,805)	(15,233)

Total stockholders’ equity	1,258,308	1,205,885

	$2,501,983	$2,280,256

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Six Months Ended December 31,
	2011	2010
Net cash provided by operating activities	$180,947	$128,625

Net cash used in investing activities	(268,498)	(93,851)

Net cash provided by (used in) financing activities	4,093	(21)

Net increase (decrease) in cash and cash equivalents	(83,458)	34,753
Cash and cash equivalents at beginning of period	304,876	319,745

Cash and cash equivalents at end of period	$221,418	$354,498